Exhibit 4.1

DOMINION RESOURCES, INC.

Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Seventh Supplemental Indenture

Dated as of September 1, 2016

$300,000,000

2016 Series E 1.50% Senior Notes

due 2018

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS SEVENTH SUPPLEMENTAL INDENTURE is made as of the 1st day of September, 2016, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee, having a corporate trust office at 60 Wall Street, 16th Floor, New York, New York 10005 (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture dated as of June 1, 2015, between the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to senior debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, as further supplemented by this Seventh Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventh Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2016 SERIES E 1.50% SENIOR NOTES DUE 2018

SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2016 Series E 1.50% Senior Notes due 2018 (the “Series E Senior Notes”).

There are to be authenticated and delivered $300,000,000 principal amount of Series E Senior Notes, and such principal amount of the Series E Senior Notes may be increased from time to time pursuant to the penultimate paragraph of Section 301 of the Base Indenture. All Series E Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series E Senior Notes. Any such additional Series E Senior Notes will have the same interest rate, maturity and other terms as those initially issued, and shall be consolidated with and part of the same series of Series E Senior Notes initially issued under this Seventh Supplemental Indenture. Further Series E Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture.

The Series E Senior Notes shall be issued as Registered Securities in global form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series E Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series E Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series E Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture. Unless the context otherwise requires, any reference to a “Section” refers to a Section of this Seventh Supplemental Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series E Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term in years and months of the Series E Senior Notes.

“Comparable Treasury Price” for any Redemption Date means (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Distribution Compliance Period” has the meaning set forth in Section 204.

“Independent Investment Banker” means RBC Capital Markets, LLC and its successors or affiliates, as selected by the Company, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Dates” means March 30 and September 30 of each year, commencing on March 30, 2017.

“Original Issue Date” means September 28, 2016.

“Outstanding,” when used with respect to the Series E Senior Notes, means, as of the date of determination, all Series E Senior Notes theretofore authenticated and delivered under the Indenture, except:

(i) Series E Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Series E Senior Notes for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series E Senior Notes, provided that, if such Series E Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Series E Senior Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Base Indenture, except to the extent provided in Section 402 of the Base Indenture; and

(iv) Series E Senior Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Series E Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series E Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series E Senior Notes are held by a bona fide purchaser in whose hands such Series E Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series E Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of Series E Senior Notes for quorum purposes, Series E Senior Notes owned by the Company or any other obligor upon the Series E Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series E Senior Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Series E Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Series E Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series E Senior Notes or an Affiliate of the Company or such other obligor.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States as designated by the Federal Reserve Bank of New York.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Reference Treasury Dealer” means (i) RBC Capital Markets, LLC and its successors or affiliates; provided that, if such firm or its successors ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer; and (ii) up to four other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue related to the Series E Senior Notes being redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided that, with respect to Series E Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” has the meaning set forth in Section 105.

“Restricted Legend” has the meaning set forth in Section 202.

“Restricted Security” has the meaning set forth in Section 202.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Security” has the meaning set forth in Section 105.

“Securities Act” means the Securities Act of 1933, as amended.

“Series E Senior Notes” has the meaning set forth in Section 101.

“Stated Maturity” means February 15, 2018.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Seventh Supplemental Indenture and the paragraph preceding such recitals.

SECTION 103. Payment of Principal and Interest. The principal of the Series E Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series E Senior Notes shall bear interest at the rate of 1.50% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series E Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series E Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Series E Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series E Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Series E Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series E Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series E Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Series E Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series E Senior Notes, upon redemption or repurchase being made upon surrender of such Series E Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series E Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 104. Denominations. The Series E Senior Notes may be issued in denominations of $2,000, or any greater integral multiple of $1,000.

SECTION 105. Global Securities. The Series E Senior Notes offered and sold to QIBs in reliance on Rule 144A will be initially issued in the form of one or more Global Securities (the “Rule 144A Global Security”), and the Series E Senior Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S will be initially issued in the form of one or more Global Securities (the “Regulation S Global Security”), in each case registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series E Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series E Senior Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series E Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Series E Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Series E Senior Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Series E Senior Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series E Senior Notes registered in such names as the Depositary shall direct.

SECTION 106. Redemption. The Series E Senior Notes are redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of Series E Senior Notes then Outstanding to be so redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series E Senior Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series E Senior Notes or portions thereof called for redemption.

In the event of the redemption of the Series E Senior Notes in part only, a new Series E Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

The Company shall notify the Trustee in writing of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. The notice of redemption shall be sent in accordance with the terms of the Base Indenture.

SECTION 107. Sinking Fund ; Conversion. The Series E Senior Notes shall not have a sinking fund. The Series E Senior Notes are not convertible into or exchangeable for Equity Securities and/or any other securities.

SECTION 108. Additional Interest on Overdue Amounts. Any principal of and installment of interest on the Series E Senior Notes that is overdue shall bear interest at the rate of 1.50% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109. Paying Agent. The Trustee shall initially serve as Paying Agent and Security Registrar with respect to the Series E Senior Notes, with the Place of Payment initially being the Corporate Trust Office. The Company may change the Paying Agent or Security Registrar without prior notice to Holders of the Series E Senior Notes, and the Company or any of its subsidiaries may act as Paying Agent or Security Registrar.

ARTICLE II

TRANSFER AND EXCHANGE

SECTION 201. Transfer and Exchange of Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with this Seventh Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

SECTION 202. Restricted Legend. Except as otherwise provided in Section 203 and as indicated on Exhibit A, each Series E Senior Note (each a “Restricted Security”) shall bear the following legend (the “Restricted Legend”) on the face thereof:

THIS SERIES E SENIOR NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SERIES E SENIOR NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SERIES E SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SERIES E SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SERIES E SENIOR NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SERIES E SENIOR NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SERIES E SENIOR NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SERIES E SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SERIES E SENIOR NOTE, THE COMPANY MAY REQUIRE THE HOLDER OF THIS SERIES E SENIOR NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SERIES E SENIOR NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

SECTION 203. Removal of Restricted Legend. The Company may instruct the Trustee in writing to cancel any Series E Senior Note and, upon receipt of a Company Order, authenticate a replacement Series E Senior Note, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction, if the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Series E Senior Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Series E Senior Note (or a beneficial interest therein) are effected in compliance with the Securities Act; provided, however, that in such circumstances, the Trustee shall require an Opinion of Counsel and an Officers’ Certificate prior to authenticating any such replacement Series E Senior Note.

SECTION 204. Registration of Transfer or Exchange. The registration of transfer or exchange of any Series E Senior Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as set forth below.

(i) Prior to and including the 40th day after the later of the commencement of the offering of the Series E Senior Notes and the Original Issue Date (such period through and including such 40th day, the “Distribution Compliance Period”), transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security of that series will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest to the effect that such transfer is being made to a Person whom the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and is a QIB in a transaction meeting the requirements of Rule 144A and the requirements of applicable securities laws of any state of the United States or any other jurisdiction.

(ii) Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery through the Regulation S Global Security of that series, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./NV, as operator of the Euroclear System or Clearstream Banking, société anonyme, Luxembourg.

(iii) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

SECTION 205. Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Series E Senior Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to request copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 206. Acknowledgment of Restrictions; Indemnification; No Obligation of Trustee. By its acceptance of any Series E Senior Note bearing the Restricted Legend, each Holder of such a Series E Senior Note acknowledges the restrictions on registrations of transfer or exchange of such Series E Senior Note set forth in this Seventh Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer or exchange of such Series E Senior Note only as provided in this Seventh Supplemental Indenture. The Security Registrar shall not register a transfer or exchange of any Series E Senior Note unless such transfer or exchange complies with the restrictions on transfer or exchange of such Series E Senior Note set forth in this Seventh Supplemental Indenture. In connection with any registration of transfer or exchange of Series E Senior Notes, each Holder agrees by its acceptance of the Series E Senior Notes to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer or exchange is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy. The Company shall have the right to request copies of all such letters, notices or other written communications at any reasonable time upon the giving of written notice to the Security Registrar.

Each Holder of a Series E Senior Note agrees to indemnify the Company, the Security Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Series E Senior Note in violation of any provision of this Seventh Supplemental Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Seventh Supplemental Indenture or under applicable law with respect to any registrations of transfer or exchange of any interest in any Series E Senior Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Seventh Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company. The Base Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 302. Executed in Counterparts. This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original, manually executed Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 303. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series E Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article VIII of the Base Indenture.

SECTION 304. Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Series E Senior Notes and of this Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Seventh Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Seventh Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

DOMINION RESOURCES, INC.

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers &
Acquisitions and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Li Jiang
Name:	Li Jiang
Title:	Vice President

EXHIBIT A

FORM OF

2016 SERIES E 1.50% SENIOR NOTE

DUE 2018

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

[THIS SERIES E SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES E SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES E SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SERIES E SENIOR NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SERIES E SENIOR NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]**

[THIS SERIES E SENIOR NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SERIES E SENIOR NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SERIES E SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SERIES E SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]***

[THE HOLDER OF THIS SERIES E SENIOR NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SERIES E SENIOR NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A

**	Insert in Global Securities.
***	Insert in Restricted Securities

QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SERIES E SENIOR NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.]***

[THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SERIES E SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]***

[THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SERIES E SENIOR NOTE, THE COMPANY MAY REQUIRE THE HOLDER OF THIS SERIES E SENIOR NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.]***

[AS USED IN THIS SERIES E SENIOR NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]***

DOMINION RESOURCES, INC.

[Up to]** $

2016 SERIES E 1.50% SENIOR NOTE

DUE 2018

No. R-                                                                                                                                                                     CUSIP No.

Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the

2

Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the “Holder”), the principal sum [of                      Dollars ($        )] [specified in Schedule I hereto]** on September 30, 2018 and to pay interest thereon from September 28, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 30 and September 30 of each year, commencing on March 30, 2017, at the rate of 1.50% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 1.50% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series E Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. The Regular Record Date shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series E Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series E Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series E Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series E Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on the Series E Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series E Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series E Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Series E Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series E Senior Note, upon redemption or repurchase being made upon surrender of such Series E Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days

3

prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series E Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each such case with the same force and effect as if made on the date the payment was originally payable.

Reference is hereby made to the further provisions of this Series E Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series E Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	DOMINION RESOURCES, INC.

By:
Name:
Title:

4

[REVERSE OF 2016 SERIES E 1.50% SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 1, 2015 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a Seventh Supplemental Indenture dated as of September 1, 2016 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series E Senior Notes”) which is unlimited in aggregate principal amount.

The Series E Senior Notes are redeemable, in whole or in part, at any time and from time to time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series E Senior Notes shall occur and be continuing, the principal of the Series E Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series E Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series E Senior Note and of any Series E Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series E Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series E Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series E Senior Notes, the Holders of not less than a majority in principal amount of the Series E Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Series E Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such

5

proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series E Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series E Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series E Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series E Senior Note is registrable in the Security Register, upon surrender of this Series E Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series E Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series E Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series E Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Series E Senior Notes are exchangeable for a like aggregate principal amount of Series E Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series E Senior Note or Series E Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series E Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series E Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series E Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

7

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.
.
.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Series E Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

.
.
.

.
.
.

agent to transfer said Series E Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:              ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

8

DOMINION RESOURCES, INC.

2016 SERIES E SENIOR NOTE

DUE 2018

No. R-

SCHEDULE I**

The initial principal amount of this Series E Senior Note is: $

The following increases or decreases in this Global Security have been made:

Date of increase or decrease and reason for the change in principal amount	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

9

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated:

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